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EXHIBIT 99.4

MICROISLET COMPLETES $3.9 MILLION PRIVATE PLACEMENT

SAN DIEGO, July 27, 2006 (PRIMEZONE) -- MicroIslet, Inc. (AMEX:MII) announced today that it has entered into agreements for the sale of common stock for gross proceeds of approximately $3.9 million. The purchasers include new and existing institutional and other accredited investors. The company has agreed to sell an aggregate of approximately 2.6 million shares and to issue to the investors five-year warrants to purchase an aggregate of approximately 1.4 million shares. The company has agreed to file a registration statement covering the resale of the shares issued in this offering and the shares issuable upon exercise of the warrants. The offering is expected to close on or about July 31, 2006.

"The proceeds of the financing are expected to be used for working capital purposes to advance the company's recent successes in primates towards development of clinical studies," said Dr. James R. Gavin III MD, PhD, the company's President and Chief Executive Officer.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy securities of MicroIslet. These securities have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About MicroIslet

MicroIslet is a biotechnology company engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for people with insulin-dependent diabetes. MicroIslet's patented islet transplantation technology, exclusively licensed from Duke University, includes methods for isolating, culturing, cryopreservation, and immuno-protection (microencapsulation) of islet cells. MicroIslet is working to develop and commercialize a first product, called MicroIslet-P, a microencapsulated porcine islet cell suspension that will be used for transplantation in patients with insulin-dependent diabetes. Additional information about MicroIslet can be found at www.microislet.com.

Except for the historical information contained herein, the matters set forth in this press release, including the expectation of development of new therapeutic products, the impact of MicroIslet's products on diabetes patients and the projected sufficiency of funds raised in the offering described herein, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including MicroIslet's ability to continue as a going concern, the risks and uncertainties inherent in medical treatment discovery, development and commercialization, the risks and uncertainties associated with MicroIslet's early stage xenotransplantation technologies, the risks and uncertainties of governmental approvals and regulation, dependence on the Mayo Foundation for Medical Education and Research as a sole source supplier of designated pathogen free pigs for pre-clinical and clinical studies, MicroIslet's need to raise substantial additional capital to proceed through human clinical trials and bring any product to market, the risk that difficulties could arise which render existing financing insufficient for its projected uses, the risks that MicroIslet's competitors will develop or market technologies or products that are more effective or commercially attractive than MicroIslet's products, and other risks detailed from time to time in MicroIslet's most recent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. MicroIslet disclaims any intent or obligation to update these forward-looking statements.

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For more information, please visit our Web site at www.microislet.com .

CONTACT:  MicroIslet, Inc.
          Kevin A. Hainley, Interim Chief Financial Officer
          858-657-0287
          info@microislet.com

          CCG Investor Relations & Strategic Communications
          Sean Collins, Senior Partner
                   310-231-8600 ext. 202